CROWN CORK & SEAL COMPANY, INC.        Exhibit 10.d
                        SENIOR EXECUTIVE RETIREMENT PLAN
                       Amended and Restated June 30, 1999

                                      INDEX
ARTICLE                                                                    PAGE

I.       DEFINITIONS........................................................ 1

II.      PARTICIPATION.......................................................6
         2.1      Eligibility Requirements...................................6
         2.2      Participation Commencement Date............................6

III.     RETIREMENT BENEFITS.................................................7
         3.1      Normal Retirement Benefits.................................7
         3.2      Early Retirement Benefit...................................8
         3.3      Total Disability Benefit...................................8
         3.4      Deferred Vested Benefit....................................9
         3.5      Reduction of Payments to Group B, C and D Participants
                  on Account of Surviving Spouse Benefit Elections...........9

IV.      VESTING............................................................10
         4.1      Vesting - Retirement Benefits.............................10
         4.2      Vesting - Death and Surviving Spouse Benefits.............10
         4.3      Vesting - Elective Deferral Benefits......................10

V.       DEATH BENEFITS.....................................................10
         5.1      Group A Participants......................................10
         5.2      Group B, Group C and Group D Participants.................11

VI.      PAYMENT OF RETIREMENT, DEATH AND SURVIVOR BENEFITS.................12
         6.1      Payment of Retirement Benefits............................12
         6.2      Payment of Death and Surviving Spouse Benefits............12
         6.3      Lump Sum Retirement Benefits..............................12

VII.     ELECTIVE DEFERRALS.................................................13
         7.1      Election to Defer.........................................13
         7.2      Date of Filing Election...................................13
         7.3      Commencement of Deferral..................................13
         7.4      Reduction or Termination of Future Deferral...............14

VIII.    INVESTMENT ALTERNATIVES FOR ELECTIVE DEFERRALS.....................14
         8.1      Establishment of an Account...............................14
         8.2      Investment of the Account.................................14
         8.3      Function of Committee.....................................14


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IX.      DISTRIBUTION OF PARTICIPANT ELECTIVE DEFERRAL ACCOUNTS.............15
         9.1      Distributions.............................................15
         9.2      Hardship Distributions....................................15
         9.3      Administration of Hardship Distributions..................15
         9.4      Termination of Employment.................................15
         9.5      Participant's Death.......................................15
         9.6      Form of Distribution......................................15

X.       SHORT TERM DISABILITY BENEFIT......................................16
         10.1     Eligibility for Short Term Disability Benefit.............16
         10.2     Short Term Disability.....................................16
         10.3     Amount of Short Term Disability Benefit...................16

XI.      HEALTH AND RELATED BENEFITS........................................16

XII.     CONTRIBUTIONS......................................................17
         12.1     Contributions.............................................17
         12.2     Contributions Immediately Before Change in Control
                  of the Company............................................17
         12.3     General Assets............................................17

XIII.    ADMINISTRATION.....................................................17
         13.1     Administration by the Committee...........................17
         13.2     Acceleration of Payments of Benefits......................17

XIV.     AMENDMENT AND TERMINATION..........................................18
         14.1     Amendment.................................................18
         14.2     Termination of the Plan...................................18

XV.      MISCELLANEOUS......................................................18
         15.1     Title to Assets...........................................18
         15.2     Non-alienation............................................18
         15.3     Incapacity................................................18
         15.4     No Employment Contract....................................19
         15.5     Succession................................................19
         15.6     Gender and Number.........................................19
         15.7     Governing Law.............................................19

SCHEDULE A-1

SCHEDULE A-2

SCHEDULE B


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



                         CROWN CORK & SEAL COMPANY, INC.
                        SENIOR EXECUTIVE RETIREMENT PLAN

                  This is the Crown Cork & Seal Company, Inc. Senior Executive Retirement Plan, which is an amendment and restatement effective June 30, 1999 of the Crown Cork & Seal Company, Inc. Executive Deferred Compensation Plan, originally effective November 8, 1991, and previously amended and restated effective January 1, 1994, that Crown Cork & Seal Company, Inc. maintains to provide retirement and death benefits to certain of its key management employees and those of its affiliated companies, and to their beneficiaries and surviving spouses.

ARTICLE I.  DEFINITIONS.

         The following words and phrases as used herein have the following meanings unless a different meaning is plainly required by the context:

1.1. "Account" means the separate bookkeeping account established under Article VIII.

1.2. "Agreement" means a Senior Executive Retirement Agreement, including amendments thereto, between the Company and a Participant.

1.3. "Average Annual Compensation" means 12 times the average of the Compensation payable to the Participant by the Employer during the 60 consecutive months in the last 120 consecutive months ending immediately before termination of employment that produces the highest average.

1.4.  "Board of Directors" means the Board of Directors of the Company.

1.5.  "Change in Control" means if:

               1.5.1. A "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13D-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; or

               1.5.2. During any period of two consecutive years (not including any period prior to the original effective date of the Plan, November 8, 1991), individuals who at the beginning of such period constitute the Board of Directors and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Section 1.5.1, Section
          1.5.3 or Section 1.5.4 hereof whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority thereof; or

               1.5.3. The stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 75% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

               1.5.4. The stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

1.6.  "Committee" means the Compensation Committee of the Board of Directors.

1.7.  "Company" means Crown Cork & Seal Company, Inc.

1.8. "Compensation" means (a) base salary, including amounts deferred from salary under Article VII, below, and under any tax-qualified employee pension benefit plan maintained by the Employer, (b) incentive awards, including portions of awards that are deferred for payment at a later date, and (c) salary continuation payments on account of short-term disability under Article X, below. Compensation shall not include (i) the compensatory portion of any exercise of a stock option, (ii) the value of any stock appreciation right, or
(iii) any amounts previously deferred under (a) or (b) above, and included in the Participant's pay by the Employer in a subsequent year.

1.9. "Crown Pension" means the annual amount or amounts payable to the Participant under the basic pension benefit portion of the Salaried Pension Plan or the basic pension benefit portion of any other tax-qualified employee defined benefit pension plan maintained by the Employer, as a single life annuity beginning at or after retirement age 65.

1.10. "Crown Thrift Amount" means the amount or amounts payable to the Participant under any tax-qualified employee defined contribution pension plan maintained by the Employer, and that are attributable to employer matching contributions to such plan by the Company, any other Employer while it is a member of the Company's controlled group or any acquired company. Crown Thrift Amount shall not include amounts attributable to the Crown Cork & Seal Company, Inc. Employee Stock Ownership Plan and employer profit sharing contributions. The amount shall first be determined as of the Participant's date of termination of employment, then converted to an annuity beginning at the Participant's Normal Retirement Date under the Plan by (a) accumulating the balance to such Normal Retirement Date at the interest rate payable on 30 year Treasury securities at termination of employment and (b) dividing by the applicable annuity factor in Schedule A-1.

1.11.  "Deferred Vested Benefit Date" means:

               1.11.1.  for a Group A Participant, the Early Retirement Date set
          forth  in  the   Agreement   between  the  Company  and  the  Group  A
          Participant; or

               1.11.2. for a Group B Participant, a Group C Participant or a Group D Participant, his Early Retirement Date.

1.12.  "Early Retirement Date" means:

               1.12.1.  for a Group A Participant, the Early Retirement Date set
          forth  in   the  Agreement   between  the  Company  and  the  Group  A
          Participant; or

               1.12.2. for a Group B Participant, a Group C Participant or a Group D Participant, the later of age 62 or the first day of the month after the completion of five years of participation in the Plan.

1.13. "Employer" means Crown Cork & Seal Company, Inc. and any affiliate thereof.

1.14. "Group A Participant" means an eligible employee of the Company designated as a Participant by the Committee before January 1, 1994. Each employee so designated shall, as a condition of participation, enter into an Agreement with the Company, setting forth, among other things, the amount of retirement and death benefits to which he is entitled under the Plan. The names of all Group A Participants are set forth on Schedule B attached hereto and made a part hereof.

1.15. "Group B Participant" means an eligible employee of the Employer who is an executive vice president and designated as a Group B Participant by the Committee, with the consent of the Board of Directors, after December 31, 1993. Each employee so designated shall, as a condition of participation, enter into an Agreement with the Company, setting forth, among other things, the amount of retirement and death benefits to which he is entitled under the Plan. The names of all Group B Participants are set forth on Schedule B attached hereto.

1.15.A "Group C Participant" means an eligible employee of the Employer who is a senior vice president, or employee of a lower rank, and designated as a Group C Participant by the Committee, with the consent of the Board of Directors, after December 31, 1997. Each employee so designated shall, as a condition of participation, enter into an Agreement with the Company, setting forth, among other things, the amount of retirement and death benefits to which he is entitled under the Plan. The names of all Group C Participants are set forth on Schedule B attached hereto.

1.15.B "Group D Participant" means an eligible employee of the Employer who is a vice president, or any employee of a lower rank, and designated as a Group D Participant by the Committee, with the consent of the Board of Directors, after December 31, 1997. Each employee so designated shall, as a condition of participation, enter into an Agreement with the Company, setting forth, among other things, the amount of retirement and death benefits to which he is entitled under the Plan. The names of all Group D Participants are set forth on Schedule B attached hereto.

1.16. "Hardship" means, as determined by the Committee, a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or Participant's dependent (as defined in section 152 of the Internal Revenue Code of 1986, as amended), loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

1.17.  "Normal Retirement Date"  means:

               1.17.1. for a Group A Participant, the Normal Retirement Date set
          forth  in  the   Agreement   between  the  Company  and  the  Group  A
          Participant; or

               1.17.2. for a Group B Participant, a Group C Participant or a Group D Participant, the later of age 65 or the first day of the month after the completion of five years of participation in the Plan, or (if earlier) the Normal Retirement Date set forth in the Agreement between the Company and such Participant.

1.18. "Participant" means an eligible employee who has been designated as a Group A Participant, a Group B Participant, a Group C Participant or a Group D Participant.

1.19. "Plan" means the Crown Cork & Seal Company, Inc. Senior Executive Retirement Plan as set forth in this document, the related Agreements, the related trust agreement pursuant to which the Trust is maintained and any amendments thereto.

1.20. "Primary Insurance Amount Offset" means the annual amount payable to the Participant under the old age portion of the Social Security Act beginning at age 65, without reduction for Medicare premiums, (a) determined by considering in the calculation only compensation paid to the Participant by the Employer, and (b) based on the provisions of the Social Security Act in effect at the date of the Participant's termination of employment.

1.21. "Salaried Pension Plan" means the Crown Cork & Seal Company, Inc. Salaried Pension Plan or any successor plan.

1.22. "Termination Following a Change in Control" means a termination of employment upon or within the five year period beginning immediately following a Change in Control either:

               1.22.1. initiated by the Employer other than for "cause," which shall mean misappropriation of funds, habitual insobriety, substance abuse, conviction of a crime involving moral turpitude, willful and material misrepresentation to the directors or officers of the Employer or gross negligence in the performance of the Participant's duties having a material adverse effect on the business, operations, assets, properties or financial condition of the Employer; or

               1.22.2. initiated by the Participant following one or more of the following occurrences:

                         1.22.2.1. an assignment to the Participant of any duties inconsistent with, or a reduction or change by the Employer in the nature or scope of the authority, duties or responsibilities of the Participant from those assigned to or held by the Participant immediately prior to the Change in Control;

                         1.22.2.2. any removal of the Participant from the officer positions held immediately prior to the Change in Control, except in connection with promotions to positions of greater responsibility and prestige;

                         1.22.2.3. any reduction by the Employer in the Participant's Compensation as in effect immediately prior to the Change in Control or as the same may be increased thereafter;

                         1.22.2.4. revocation or any modification of any employee benefit plan or any action taken pursuant to the terms of any such plan, that materially reduces the opportunity of the Participant to receive benefits under any such plan;

                         1.22.2.5. a transfer or relocation of the site of employment of the Participant immediately preceding the Change in Control, without the Participant's express written consent, to a location more than 20 miles distant therefrom, or that is otherwise an unacceptable commuting distance from the Participant's principal residence at the date of the Change in Control; or

                         1.22.2.6. a requirement that the Participant  undertake
                    business travel to an extent substantially greater than the Participant's business travel obligations immediately prior to the Change in Control.

1.23. "Total Disability" means the total permanent incapacity of a Participant, as defined in the Salaried Pension Plan, irrespective of his number of years of service under that plan.

1.24. "Total Disability Date" means, the first day of the month after the later of the date a Participant incurs a Total Disability or the date he has received all salary continuation payments on account of short term disability under
Article X, below; provided that he has not then reached his Normal Retirement Date.

1.25. "Trust" means the grantor trust created by the trust agreement between the Company and the Trustee, fixing the rights and liabilities with respect to controlling and managing assets for the purposes of the Plan.

1.26. "Trustee" means the corporation with fiduciary powers that is appointed by the Board of Directors as trustee or successor trustee and named in the trust agreement or any amendment thereto; provided that, on or after a Change in Control, the appointment or removal of the Trustee or any successor trustee by the Board of Directors shall be effective only if at least two-thirds of the Participants in the Plan at such time give written consent to such action.

1.27. "Value" means:

               1.27.1.  the sum of a Participant's  deferred  compensation under
          Section 7.1 and earnings, gains and losses thereon, less any distributions to the Participant, valued as of the date of distribution of his Account; or

               1.27.2. if a Participant elects to receive a distribution of his Account in cash, the amount of cash that the liquidation of the investments of the Participant's Account, or any portion thereof, yields as of the date of such liquidation.

1.28. "Years of Service" means (a) all years (and fractions thereof) of employment of the Participant, whether or not continuous, with the Employer, measured from the later of the Participant's date of hire or the date his employer becomes an affiliate of the Company, unless otherwise stated in the Participant's Agreement, (b) all periods during which the Participant receives salary continuation payments on account of short-term disability under Article X, below, and (c) for the purpose of calculating a Participant's early and normal retirement benefits, all periods during which the Participant receives Total Disability benefits under Section 3.3. Notwithstanding the foregoing, in the case of an individual who becomes a Participant after July 31, 1997, no service after the Participant reaches his Normal Retirement Date, as defined in
Section 1.17, shall be counted in determining his Normal Retirement Benefit under Section 3.1. The foregoing provision shall not apply to an individual who was a Participant as of July 31, 1997. The Committee may grant credit for service with a previous employer for purposes of determining a Participant's Years of Service.


ARTICLE II.  PARTICIPATION.

2.1. Eligibility Requirements. Each employee who has been designated as a Group A Participant, a Group B Participant, a Group C Participant or a Group D Participant shall be eligible to participate in the Plan.


               2.2 Participation Commencement Date. An employee shall be a Participant effective as of the first day of the month following the later of the month in which he has been designated as a Participant or the month in which his Agreement is effective.

ARTICLE III.  RETIREMENT BENEFITS.


3.1.  Normal Retirement Benefits.

               3.1.1.Benefit Formula for Group A Participants, Group B Participants and Certain Group C Participants. The formula for the annual benefit of a Group A or a Group B Participant or an individual who becomes a Group C Participant before November 1, 1998, payable monthly beginning upon his retirement at or after his Normal Retirement Date, shall be the product of A times B, minus the sum of C and D and E, where:

               A = Participant's  Years of Service  multiplied by 2.25% for the first 20 years of such service and by 1.67% for the next 15 years of such service
               B = Participant's   Average   Annual   Compensation
               C = Participant's  Crown Pension
               D = Participant's Crown Thrift Amount
               E = Participant's Primary Insurance Amount Offset.

               3.1.2. Benefit Formula for Certain Group C Participants and Group D Participants. The formula for the annual benefit of an individual who becomes a Group C Participant after October 31, 1998 or a Group D Participant, payable monthly beginning upon his retirement at or after his Normal Retirement Date, shall be the product of A times B, minus the sum of C and D, where:

               A = Participant's  Years of Service multiplied by  2.00%  for the first 20 years of such service and by 1.45% for the next 15 years of such service
               B = Participant's  Average  Annual  Compensation
               C = Participant's Crown Pension
               D = Participant's Primary Insurance Amount Offset.

               3.1.3. Additional Service Credit - All Participants. The Committee, in its sole discretion, may grant additional benefit credit to a Participant under Section 3.1.1 or Section 3.1.2 for Years of Service in excess of 35 years, at a rate not to exceed 1% for each such additional year.

               3.1.4. Amount of Normal Retirement Benefit - All Participants. The normal retirement benefit of a Participant shall be the greater of the amount set forth in his Agreement or the amount determined under
          Section 3.1.1 or Section 3.1.2, as applicable, and Section 3.1.3, if applicable.

               3.1.5. No Effect on Annual Benefit Formula for Changes in Group Designation. If an individual first designated as a Group C Participant after October 31, 1998 or as a Group D Participant is subsequently designated as a Group A Participant or as a Group B
          Participant, his annual benefit shall nonetheless continue to be calculated under Section 3.1.2, rather than Section 3.1.1

3.2.  Early Retirement Benefit.

               3.2.1. Amount of Early Retirement Benefit - Group A Participants. The early retirement benefit of a Group A Participant who retires on or after his Early Retirement Date but before his Normal Retirement Date shall be the greater of (a) the amount set forth in his Agreement or (b) the amount determined under Section 3.1.1, and, if applicable,
          Section 3.1.3, reduced by either the rate applicable under the early retirement reduction formula in the Salaried Pension Plan or as otherwise stated in the Participant's Agreement, for the period by which the beginning date of the payments precedes his Normal Retirement Date.

               3.2.2. Amount of Early Retirement Benefit - Group B, C and D Participants. The early retirement benefit of a Group B Participant, a Group C Participant or a Group D Participant who retires on or after his Early Retirement Date but before his Normal Retirement Date shall be the amount determined under Section 3.1.1 or Section 3.1.2, as applicable, and Section 3.1.3, if applicable, reduced by the rate applicable under the early retirement reduction formula in the Salaried Pension Plan, for the period by which the beginning date of the payments precedes his Normal Retirement Date.

3.3.  Total Disability Benefit.

               3.3.1. Initial Benefit. The initial total disability benefit of a Participant who retires at a Total Disability Date shall be the amount described below for him less the amount of Employer - paid long-term disability benefits, based upon the greater of his rate of Compensation for the calendar year in which his Total Disability occurs or the average rate of Compensation for the three consecutive calendar years ending immediately before the calendar year in which his Total Disability occurs.

                    3.3.1.1. A Group A Participant or a Group B Participant, 100% of the amount calculated above;

                    3.3.1.2. A Group C Participant, 75% of the amount calculated above; or

                    3.3.1.3. A Group D Participant, 50% of the amount calculated above.

               3.3.2. Annual Cost of Living Increases. A Participant's total disability benefit determined under Section 3.3.1 shall be increased, if at all, as of January 1 of each successive year that follows by at least 12 months the calendar year in which the Participant's Total Disability Date occurs. The increase shall be equal to the increase in the Consumer Price Index for the Philadelphia Metropolitan Area, published by the United States Department of Labor (or the comparable successor standard), for the 12 months ending on the December 31 immediately preceding each such January 1.

               3.3.3. Cessation of Benefit Payments. Payment of a Participant's total disability benefit shall cease as of the first to occur of the
          Participant's:

                    3.3.3.1. cessation of Total Disability;

                    3.3.3.2. death; or

                    3.3.3.3. reaching his Normal Retirement Date.

Upon the cessation of payments under this Section 3.3.3 by reason of the Participant's reaching his Normal Retirement Date, he shall be entitled to receive his normal retirement benefit calculated for him under Section 3.1, without further cost of living increases, subject in the case of a Group B Participant, a Group C Participant or a Group D Participant, to any election of a surviving spouse benefit under Section 5.2.2.3.

3.4. Deferred Vested Benefit.

               3.4.1. Group A Participants. The vested retirement benefit, if any, payable to a Group A Participant who terminates employment before his Early Retirement Date or Total Disability Date shall be the greater of (a) the amount set forth in his Agreement or (b) the amount determined under Section 3.1.1, and shall be paid beginning on the Participant's Deferred Vested Benefit Date. If payments are made pursuant to Section 3.4.1(b), above, the amount shall be reduced by either the rate applicable under the deferred vested benefit reduction formula in the Salaried Pension Plan or as otherwise stated in the Participant's Agreement, for the period by which the beginning date of the payments precedes the Participant's Normal Retirement Date.

               3.4.2. Group B, C and D Participants. The vested retirement benefit, if any, payable to a Group B Participant, a Group C Participant or a Group D Participant, who terminates employment before his Early Retirement Date or Total Disability Date, shall be paid beginning on or after the Participant's first possible Early Retirement Date and by his Normal Retirement Date, as elected by the Participant. The amount of the benefit shall be as determined under
          Section 3.1.1, reduced, if payments begin before Normal Retirement Date, by the rate applicable under the deferred vested benefit reduction formula in the Salaried Pension Plan, for the period by which the beginning date of the payments precedes the Participant's Normal Retirement Date. A Participant's election to receive payments hereunder before his Normal Retirement Date shall be made by December 31 of the calendar year before the calendar year in which payments are to begin.

3.5. Reduction of Payments to Group B, C and D Participants on Account of Surviving Spouse Benefit Elections. If an eligible Group B Participant elects surviving spouse benefits pursuant to Section 5.2.2.3, his retirement benefit under this Article III shall be reduced accordingly.

ARTICLE IV.  VESTING.

4.1. Vesting - Retirement Benefits. A Participant who, before his Early Retirement Date, terminates employment for any one of the three following conditions or reasons shall be 100% vested in his retirement benefit under the
Plan:

               4.1.1. after five years of participation in the Plan, or

               4.1.2. by reason of a Termination Following a Change in Control, or

               4.1.3. by reason of a Total Disability.

The vested deferred retirement benefit shall be payable either in accordance with Section 3.4, beginning at the Participant's Deferred Vested Benefit Date, if termination is after five years of participation or by reason of a Termination Following a Change in Control, or in accordance with Section 3.3 beginning immediately if termination is by reason of Total Disability. A Participant who, before his Early Retirement Date, terminates employment due to "cause" (as defined in Section 1.22.1) or death shall not be entitled to a retirement benefit under the Plan, irrespective of his number of years of participation in the Plan.

4.2. Vesting - Death and Surviving Spouse Benefits. The beneficiary or surviving spouse of a Participant who terminates employment due to death or who has previously terminated employment with a vested right to a retirement benefit under Section 4.1 or a right to a normal, early or disability benefit shall be entitled to death or surviving spouse benefits only as provided in Articles V and IX. No other death benefits shall be payable under the Plan.

4.3. Vesting - Elective Deferral Benefits. A Participant shall be 100% vested in his elective deferral benefits under Article VII.


ARTICLE V.  DEATH BENEFITS.

5.1.  Group A Participants.

               5.1.1. Lump Sum Death Benefits. The named beneficiary of a Group A Participant who dies after meeting the requirements of Section 4.2 shall receive a death benefit equal to five times the Participant's annual normal retirement benefit, as set forth in his Agreement, and shall be subject to reduction or offset, if any, also as set forth in his Agreement.

               5.1.2. Surviving Spouse Benefits. The surviving spouse of a Group A Participant who dies after meeting the requirements of Section 4.2 shall receive a survivor benefit equal to 50%, subject to reduction as described below, of the Participant's normal retirement benefit, as described in Section 3.1.2, payable in the form and manner described in Section 6.2.2, for the life of the surviving spouse. The amount payable hereunder shall be reduced proportionately by an amount calculated to reflect the portion of the deceased Participant's retirement benefit he elected to receive as a lump sum payment under
          Section 6.3.1, so that if the Participant elected to receive his entire retirement benefit as a lump sum, no amount shall be payable to the surviving spouse under this Section 5.1.2. This provision shall not adversely affect any right the surviving spouse may have as a named beneficiary to receive a lump sum death benefit under Section
          5.1.1 above.

5.2.  Group B, Group C and Group D Participants.

               5.2.1. Lump Sum Death Benefits. The named beneficiary of a Group B Participant, a Group C Participant or Group D Participant who dies after meeting the requirements of Section 4.2 shall receive a death benefit equal to five times his annual normal retirement benefit, as determined under Section 3.1 accrued as of the date of his death, and shall be subject to reduction or offset, if any, also as set forth in his Agreement. Notwithstanding the foregoing, the minimum lump sum death benefit for such a Participant shall be $200,000.

               5.2.2. Surviving Spouse Benefits. The surviving spouse of a Group B, Group C or Group D Participant who meeting the requirements of Sections 4.1 and 4.2 shall receive a survivor benefit, if any, as follows:

                    5.2.2.1. Death Before Termination of Employment or After Termination of Employment but Before Retirement Payments Begin. If the Group B Participant, Group C Participant or Group D Participant dies (a) before termination of employment but after meeting the requirements of Section 5.2.2, above, or (b) after termination of employment and after meeting the requirements of
               Section 5.2.2, above, but before payment of his retirement benefits has begun, his surviving spouse shall be entitled to receive as a survivor benefit the survivor portion of the benefit the Participant would have received under a joint and 50% to survivor benefit with his spouse, with the joint and 50% to survivor benefit being the actuarial equivalent of his retirement benefit payable immediately.

                    5.2.2.2. Death After Termination of Employment and After Retirement Payments Begin. If the Group B Participant, Group C Participant or Group D Participant dies after termination of employment but (a) after meeting the requirements of Section 5.2.2, above and (b) after payment of his retirement benefits has begun, his surviving spouse shall be entitled to receive any survivor benefit elected by the Participant before his death, in accordance with Section 5.2.2.3, below.

                    5.2.2.3. Election of Surviving Spouse Benefit. An eligible Group B Participant, Group C Participant or Group D Participant under Section 5.2.2.2 may elect, in accordance with procedures established by the Committee, and subject to reduction as described below if the Participant elects a partial lump sum retirement benefit payment under Section 6.3.1, to have his retirement benefit reduced and to have 100%, 75%, 50% or 25% of such reduced amount, as elected by the Participant, paid to the surviving spouse of the Participant for the life of the surviving spouse. The amount payable in such event to the Participant and his spouse shall be the actuarial equivalent of the amount payable to the Participant as a single life annuity, using the factors set forth in Schedule A-1 attached hereto. The election hereunder shall be irrevocable once retirement payments have begun. If the Participant elects a partial lump sum retirement benefit payment under Section 6.3.1, the amount used hereunder in determining the joint and survivor benefit of the Participant and his spouse shall first be reduced proportionately by an amount calculated to reflect the portion of the Participant's retirement benefit he elected to receive as a lump sum payment under Section 6.3.1, so that if the Participant elects to receive his entire retirement benefit as a lump sum, no amount shall be payable to the surviving spouse under this Section 5.2.2.3. This provision shall not adversely affect any right the surviving spouse may have as a named beneficiary to receive a lump sum death benefit under Section 5.2.1 above.

ARTICLE VI.  PAYMENT OF RETIREMENT, DEATH AND SURVIVOR BENEFITS.

6.1. Payment of Retirement Benefits. Subject to Section 6.3, the retirement benefit due to a Participant pursuant to the Plan shall be paid in cash in monthly installments for the life of the Participant.

     6.2. Payment of Death and Surviving Spouse Benefits.

          6.2.1. The death benefits due a beneficiary shall be paid in cash in a lump sum.

          6.2.2. The survivor benefit due a surviving spouse shall be paid in cash in monthly installments for the life of the surviving spouse.

     6.3. Lump Sum Retirement Benefits.

          6.3.1. Group A and B Participants - Retirement Prior to Change in Control. A Group A Participant or a Group B Participant eligible to receive a normal or early retirement benefit under Section 3.1 or Section 3.2 may make a single election to receive any whole percentage between 1% and 100% of the present value of his retirement benefit in cash in a lump sum in lieu of all or a portion of the retirement benefit under Section 3.1 and
     Section 3.2, and to receive the balance, if any, as determined and payable under Section 3.1 or Section 3.2, as applicable. The lump sum shall be paid as of the date retirement benefits are payable to the Participant under
     Section 3.1 or Section 3.2, as applicable. In order to elect a partial or full lump sum payment, the Participant shall file a written election with the Committee at least 13 months in advance of the date monthly installment payments of such benefit are scheduled to begin. The present value of such benefit shall be determined by using the factors set forth on Schedule A-1 attached hereto. A Participant's election to receive a partial or full lump sum payment shall reduce proportionately any surviving spouse benefit under
     Section 5.1.2 or Section 5.2.2. If any portion of a lump sum payment elected under this Section 6.3.1 is not eligible to be claimed as a deduction by the Employer by reason of section 162(m) of the Code for the year otherwise payable, the Employer shall first pay to the Participant any monthly installment payments due him and so much of the lump sum payment as is not subject to section 162(m) of the Code in such year and the Employer shall pay the balance of the lump sum, without adjustment, to the Participant on March 31 of the following year.


          6.3.2. Groups A, B, C and D Participants - Change in Control. A Group A, Group B, Group C or a Group D Participant (including a Group A or a Group B Participant who has made a prior lump sum election under Section 6.3.1) who has a Termination Following a Change in Control shall immediately receive 100% of the present value of his normal retirement benefit in cash in a lump sum, unless he elects to receive monthly installments of such retirement benefit by filing a written election to receive installments with the Committee by the last day of the calendar year immediately before the calendar year in which the Termination Following a Change in Control occurs. The present value of such lump sum benefit shall be determined by using the factors set forth on Schedule A-1 attached hereto.

          6.3.3. Groups A, B, C and D Participants - Gross-Up Payments. Any Group A, Group B, Group C or Group D Participant who receives a lump sum payment under Section 6.3.2 on account of a Termination Following a Change in Control shall, contemporaneously therewith, also receive an additional lump sum payment from the Plan such that the Participant receives, on a net, after-tax basis, the amount the Participant would have received if the lump sum payment had not been subject to any federal, state or local tax imposed on the lump sum payment, including, without limitation, any income, wage, payroll, or excise taxes and any interest, penalties or other additions to tax thereon (other than those related to actions taken by the Participant or actions that the Participant fails to take). The determination of the amount of the additional lump sum payment shall be made by such one of the six largest national certified public accounting firms as the Participant shall select. All fees of such accounting firm shall be paid by the Employer.

ARTICLE VII.  ELECTIVE DEFERRALS.

7.1. Election to Defer. A Participant may elect to defer receipt of up to 15% of his Compensation for any calendar year by filing an election form with the Committee, which form shall specify:

                    7.1.1. the amount or percentage of Compensation to be deferred; and

                    7.1.2. the beneficiary of his Account in the event of the Participant's death.

An election to defer Compensation pursuant to this Article VII shall remain in effect until amended or revoked in accordance with Section 7.4.

               7.2. Date of Filing Election. An election to defer a Participant's Compensation shall be filed by the Participant with the Committee before the date such Compensation first becomes currently available to the Participant.

               7.3. Commencement of Deferral. The deferral period for a Participant's Compensation paid during a calendar year shall begin as soon as administratively feasible after the filing of the Participant's election to defer Compensation.

               7.4. Reduction or Termination of Future Deferral.

                    7.4.1. A Participant may elect to reduce the amount of Compensation that will be deferred in the future or may elect to terminate the deferral election for the future by filing an election with the Committee; the election shall specify the amount of future Compensation, if any, that shall continue to be deferred.

                    7.4.2. The reduction or termination of the deferral of future Compensation shall be effective as of the first day of the next calendar quarter following the receipt of the election by the Committee.


ARTICLE VIII.  INVESTMENT ALTERNATIVES FOR ELECTIVE DEFERRALS.

8.1. Establishment of an Account. The Committee shall establish an Account for each Participant who elects deferrals under Article VII. Compensation deferred into the Account shall be credited to such Account not later than 60 days after the date such Compensation would otherwise have been paid to the Participant. Earnings, gains and losses, if any, on the balance standing to the credit of the Account shall be credited to the Account as provided in Section 8.2.

               8.2. Investment of the Account. The Committee may cause each Participant's Account to be invested in accordance with a written investment request provided to the Committee by the Participant. A Participant may only request that the Committee invest his Account in any security listed on a national securities exchange and in shares of regulated investment companies registered under the Investment Company Act of 1940 and eligible for sale in Pennsylvania. Such requests shall not be binding upon the Committee. A Participant may file an amended investment request not more often than one time in any six month calendar period. A Participant's Account shall be credited or debited with all earnings, gains, losses and ordinary expenses incurred through execution of the Committee's investment instructions. If the Committee determines not to invest the Participant's Account, the Account shall be assumed to be invested at the interest rate at which Citibank, N.A. is lending to its most credit-worthy customers, less 2%; provided that in no event shall such rate exceed 8%.

               8.3. Function of Committee. By deferring Compensation pursuant to
          Article VII, each Participant agrees that the Company, Employer and Committee are in no way responsible for the investment results of the Participant's Account, whether or not the Account is invested in accordance with the Participant's request.

ARTICLE IX.  DISTRIBUTION OF PARTICIPANT ELECTIVE DEFERRAL ACCOUNT.

9.1. Distributions. A Participant's Account shall be distributed only in accordance with Section 9.2, Section 9.4 or Section 9.5.

               9.2. Hardship Distributions. A Participant may request that all or a portion of the Value of his Account be distributed at any time before termination of employment by submitting a written request to the Committee, provided that the Participant has incurred a Hardship, and the distribution is necessary to alleviate such Hardship. The Committee shall deem a distribution to be necessary to alleviate a Hardship if:

                    9.2.1. the distribution is not in excess of the amount of the Participant's Hardship; and

                    9.2.2. the Hardship may not be relieved through reimbursement by insurance or otherwise, by liquidation of the Participant's assets (to the extent that such liquidation would not itself cause severe financial hardship) or by cessation of deferrals under the Plan.

               9.3. Administration of Hardship Distributions. The Account balance that is not distributed pursuant to Section 9.2 shall remain in the Plan. Distributions to alleviate a Hardship shall be made as soon as administratively feasible after the Committee has reviewed and approved the request. Deferral of Compensation shall be suspended effective with the beginning of the pay period following the date of the Committee's approval of the request and may not be resumed until the beginning of the next calendar year.

               9.4. Termination of Employment. A Participant who has terminated employment with the Employer (for any reason other than death, including retirement or involuntary termination) shall receive a distribution of the entire Value of his Account as soon as administratively feasible following the Participant's written request to the Committee.

               9.5. Participant's Death. If the Participant dies while employed by the Employer, the entire Value of the Participant's Account shall be distributed to his beneficiary as soon as administratively feasible following delivery of the beneficiary's written request to the Committee, but in no event later than two years after the Participant's death.

               9.6. Form of Distribution. The Value of the Account of a Participant shall be distributed to such Participant, or to his beneficiary if distribution is on account of the Participant's death, in cash less costs of distribution and applicable taxes.

ARTICLE X.  SHORT TERM DISABILITY BENEFIT.

10.1. Eligibility for Short Term Disability Benefit. A Participant shall be eligible for short term disability benefits under the Plan in lieu of any other short term disability benefits that the Employer provides for its salaried employees. To be eligible to receive short term disability benefits, the Participant shall be required to have met the conditions of a short term disability, as defined in Section 10.2.

               10.2. Short Term Disability. For purposes of this Article X, short term disability means the temporary incapacity of a Participant that, as determined by the Committee in a uniformly-applied manner, renders the Participant temporarily incapable of engaging in his usual executive function and as a result the Participant is under the direct care and treatment of a physician who certifies to such incapacity.

               10.3. Amount of Short Term Disability Benefit. A Participant who meets the conditions set forth in Section 10.2 shall receive a short term disability benefit, payable monthly, for the following applicable period:

                    10.3.1. Chief executive officer: an amount equal to one year of base salary and incentive payments, at the rates for such payments in effect for the calendar year in which disability begins;

                    10.3.2. Executive vice president: an amount equal to six months of base salary and incentive payments, at the rates for such payments in effect for the calendar year in which disability begins; and

                    10.3.3. Any other Participant: an amount equal to three months of base salary and incentive payments, at the rates for such payments in effect for the calendar year in which disability begins;

provided that all payments under this Article X shall cease as of the earliest of the Participant's cessation of short term disability, occurrence of Total Disability, death or attainment of his first possible Early Retirement Date or his Normal Retirement Date.

ARTICLE XI. HEALTH AND RELATED BENEFITS. A Participant who (a) has a Termination Following a Change in Control, (b) retires or (c) becomes disabled, and the surviving spouse of such a Participant, shall be entitled to receive health and dental benefits until the date each reaches the age of entitlement for Medicare benefits. The Employer shall pay the cost of such health and dental benefits and such benefits shall be no less comprehensive than those in effect for senior executives of the Company and their spouses immediately before (x) the Change in Control, (y) the Participant's retirement, or (z) the Participant's disability, as the case may be.

ARTICLE XII.  CONTRIBUTIONS.

12.1. Contributions. In order to meet its obligation hereunder, the Employer will contribute to the Trust the funds necessary to provide the benefits hereunder or life insurance policies covering the lives of the Participants or the funds necessary for the purchase of such policies.

               12.2. Contributions Immediately Before Change in Control of the Company. Immediately before a Change in Control of the Company, the Company shall transfer to the Trust cash, marketable securities or other property having a fair market value in an amount equal to the sum of the amounts, determined by an actuary selected by the Company and satisfactory to a majority of the Participants, using reasonable assumptions, that will be sufficient to fund fully the Employer's obligations to pay the full amount of all benefits to which the Participants (and their beneficiaries and spouses) may become entitled pursuant to the Plan.

               12.3. General Assets. Notwithstanding Sections 12.1 and 12.2 above, however, the Employer's obligations hereunder shall constitute general, unsecured obligations, payable solely out of its general assets, and no Participant or other person shall have any right to specific assets.

ARTICLE XIII.  ADMINISTRATION

13.1. Administration by the Committee. The Plan shall be administered by the Committee; provided, however, that any member of the Committee who is a Participant in the Plan shall be precluded from voting on any matter relating solely to his rights under the Plan. The Committee shall have the authority, responsibility and discretion to interpret and construe the Plan and to decide all questions arising thereunder, including, without limitation, questions of eligibility for participation, eligibility for benefits and the time of the distribution thereof, and shall have the authority to deviate from the literal terms of the Plan to the extent the Committee shall determine to be necessary or appropriate to operate the Plan in compliance with the provisions of applicable law.

               13.2. Acceleration of Payments of Benefits. Upon a Participant's written request on the basis of a demonstrated financial hardship, subject solely to the Committee's discretion, which shall be uniformly applied, the Committee may accelerate the beginning date of payment of benefits under Section 3.4, if it determines such action is in the best interest of the Employer and the Participant.

ARTICLE XIV.  AMENDMENT AND TERMINATION

14.1. Amendment. The Company reserves the right, by action of its Board of Directors, to amend the Plan at any time, in any manner whatsoever, after delivery of written notification to all Participants and to surviving spouses and beneficiaries then entitled to benefits of its intention and the effective date thereof; provided, however, that no such amendment shall operate to reduce the benefit that any Participant who is participating at the time such amendment is adopted would otherwise receive hereunder at retirement, or that his surviving spouse or beneficiary would receive in the event of his death, and no amendment shall operate to limit the Employer's obligations in the event of a Change in Control of the Company.

               14.2. Termination of the Plan. Continuance of the Plan is completely voluntary, and is not assumed as a contractual obligation of the Company or other Employer. The Company, and each other Employer, having adopted the Plan, shall have the right, at any time, prospectively to discontinue the Plan as to its eligible employees; provided, however, that such termination shall not operate to reduce the benefit that any Participant who is participating at the time such amendment is adopted would otherwise receive hereunder at retirement, or that his surviving spouse or beneficiary would receive in the event of his death. Furthermore, the Company shall not have the right to terminate the Plan as to existing Participants (or the surviving spouses or beneficiaries of deceased Participants) upon or following a Change in Control of the Company.

ARTICLE XV.  MISCELLANEOUS

15.1. Title to Assets. Title to and beneficial ownership of any assets, whether cash or investments, that the Employer may set aside or earmark to meet its obligations hereunder, shall at all times remain in the Employer; provided that legal title to any assets placed in the Trust shall be in the Trustee. No Participant, surviving spouse or beneficiary shall under any circumstances acquire any property interest in any specific assets set aside in trust by the Employer. Any funds that may be invested under the provisions of the Plan shall continue for all purposes to be a part of the general funds of the Employer and no person other than the Employer shall by virtue of the provisions of the Plan have any interest in such funds. To the extent that any person acquires a right to receive payments under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Employer.

               15.2. Non-alienation. The right of a Participant or any other person to the payment of any benefit hereunder shall not be assigned, transferred, pledged or encumbered.

               15.3. Incapacity. If the Committee shall find that any person to whom any payment is due under the Plan is unable to care for his affairs because of illness or accident, or is a minor, any payment due (unless a prior claim therefor shall have been made by a duly appointed guardian, committee or other legal representative) may be paid to the spouse, a child, a parent, or a brother or sister, or to any person deemed by the Committee to have incurred expense for such person otherwise entitled to payment, in such manner and proportions as the Committee may determine. Any such payment shall be a complete discharge, to the extent of the payment, of the liabilities of the Plan, the Employer, the Committee, and the Trustee.

               15.4. No Employment Contract. Nothing contained herein or in any Agreement shall be construed as conferring upon a Participant the right to continue in the employ of the Employer in any capacity.

               15.5. Succession. The Plan and the related Agreements shall be binding upon and inure to the benefit of the Company and the Employer, their successors and assigns, and the Participants and their heirs, executors, administrators and legal representatives.

               15.6. Gender and Number. For purposes of the Plan, the singular shall include the plural and the masculine shall include the feminine, and vice versa.

               15.7. Governing Law. The Plan shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania, except to the extent superseded by federal law.

                  IN WITNESS WHEREOF, Crown Cork & Seal Company, Inc. has caused this amendment and restatement of the Plan to be executed and attested by its duly authorized officers as of the date first above written.


[CORPORATE SEAL]                                CROWN CORK & SEAL COMPANY, INC.



Attest:  /s/ Richard L. Krzyzanowski            By:  /s/ Alan W. Rutherford
         Secretary                                   Executive Vice President

                         CROWN CORK & SEAL COMPANY, INC.
                        SENIOR EXECUTIVE RETIREMENT PLAN

                                  SCHEDULE A-1

                      ACTUARIAL FACTORS USED IN CALCULATING
                                 LUMP SUM VALUES

-------------------------------------------------------------------------------------------------------------------------------
Retirement                                                Interest Rate
-------------------------------------------------------------------------------------------------------------------------------
  Age    4.0%       4.5%       5.0%       5.5%       6.0%       6.5%       7.0%       7.5%       8.0%       8.5%       9.0%
-------------------------------------------------------------------------------------------------------------------------------

  55    15.1133    14.3411    13.6338    12.9846    12.3874    11.8371    11.3288    10.8585    10.4225    10.0175     9.6408
  56    14.7897    14.0510    13.3732    12.7499    12.1756    11.6455    11.1551    10.7007    10.2788     9.8864     9.5209
  57    14.4583    13.7530    13.1045    12.5072    11.9558    11.4460    10.9737    10.5353    10.1278     9.7482     9.3942
  58    14.1191    13.4467    12.8275    12.2560    11.7277    11.2383    10.7842    10.3621     9.9691     9.6026     9.2603
  59    13.7720    13.1324    12.5421    11.9965    11.4911    11.0222    10.5864    10.1808     9.8025     9.4493     9.1189
  60    13.4175    12.8102    12.2487    11.7286    11.2462    10.7978    10.3804     9.9913     9.6279     9.2881     8.9699
  61    13.0563    12.4807    11.9476    11.4530    10.9933    10.5654    10.1664     9.7939     9.4455     9.1193     8.8133
  62    12.6892    12.1448    11.6397    11.1701    10.7330    10.3254     9.9449     9.5889     9.2556     8.9430     8.6495
  63    12.3174    11.8035    11.3258    10.8809    10.4661    10.0787     9.7164     9.3770     9.0587     8.7597     8.4787
  64    11.9421    11.4579    11.0070    10.5865    10.1936     9.8260     9.4817     9.1588     8.8554     8.5702     8.3015
  65    11.5648    11.1096    10.6848    10.2880     9.9166     9.5686     9.2421     8.9353     8.6468     8.3751     8.1189
  66    11.1873    10.7601    10.3607     9.9869     9.6365     9.3076     8.9986     8.7078     8.4339     8.1755     7.9316
  67    10.8112    10.4110    10.0361     9.6846     9.3546     9.0444     8.7525     8.4773     8.2178     7.9726     7.7409
  68    10.4378    10.0635     9.7123     9.3824     9.0722     8.7801     8.5047     8.2449     7.9994     7.7672     7.5473
  69    10.0676     9.7182     9.3897     9.0807     8.7896     8.5150     8.2558     8.0109     7.7791     7.5596     7.3514
  70     9.7008     9.3751     9.0685     8.7796     8.5069     8.2494     8.0059     7.7754     7.5570     7.3499     7.1532
  71     9.3368     9.0340     8.7483     8.4787     8.2239     7.9828     7.7545     7.5381     7.3327     7.1377     6.9523
  72     8.9750     8.6939     8.4284     8.1774     7.9397     7.7145     7.5010     7.2982     7.1056     6.9224     6.7480
  73     8.6151     8.3549     8.1086     7.8754     7.6543     7.4445     7.2452     7.0557     6.8754     6.7037     6.5401
  74     8.2577     8.0173     7.7895     7.5734     7.3682     7.1731     6.9876     6.8109     6.6426     6.4821     6.3289
  75     7.9041     7.6825     7.4722     7.2724     7.0823     6.9014     6.7290     6.5647     6.4080     6.2583     6.1152
  76     7.5560     7.3522     7.1584     6.9740     6.7984     6.6309     6.4712     6.3187     6.1730     6.0337     5.9004
  77     7.2156     7.0284     6.8502     6.6804     6.5183     6.3637     6.2159     6.0746     5.9395     5.8101     5.6862
  78     6.8846     6.7130     6.5494     6.3932     6.2439     6.1013     5.9648     5.8342     5.7090     5.5891     5.4740
  79     6.5645     6.4074     6.2573     6.1138     5.9765     5.8451     5.7193     5.5986     5.4829     5.3719     5.2652
  80     6.2561     6.1124     5.9749     5.8432     5.7171     5.5963     5.4803     5.3691     5.2622     5.1595     5.0608
-------------------------------------------------------------------------------------------------------------------------------

                         CROWN CORK & SEAL COMPANY, INC.
                        SENIOR EXECUTIVE RETIREMENT PLAN

                                  SCHEDULE A-2

                       DESCRIPTIONS OF LUMP SUM VALUE AND
                          GROSS-UP PAYMENT CALCULATIONS

                  These are descriptions of (i) how the lump sum values of early and normal retirement benefits are calculated for Participants in the Supplemental Executive Retirement Plan ("Plan"), using the Monthly Life Annuity Factors set forth in Schedule A-1, and (ii) how a gross-up payment is calculated for Participants under Section 6.3.3 of the Plan. THESE DESCRIPTIONS ARE FOR ILLUSTRATIVE PURPOSES ONLY. ALL CALCULATIONS OF LUMP SUM VALUES AND GROSS-UP PAYMENTS ARE PREPARED IN ACCORDANCE WITH THE TERMS OF THE PLAN.

I.       BACKGROUND

                  Schedule A-1 is used to convert a monthly annuity value to a present, lump sum amount. In general, the lump sum value of an annuity benefit is determined by multiplying the monthly amount of a Participant's benefit by 12 (to determine the annual amount of the Participant's benefit). This amount is then multiplied by the applicable factor from Schedule A-1. The applicable factor is determined by cross referencing on Schedule A-1 the Participant's age and the relevant interest rate. Therefore, three variables must be known to use Schedule A-1: (a) the amount of the Participant's monthly annuity, (b) the Participant's age, and (c) the applicable interest rate.

                  The amount of the Participant's monthly annuity is a function of the terms of the Plan. If the lump sum value of a Participant's early retirement benefit is being determined, for example, it is first necessary to actuarially reduce the Participant's normal retirement benefit, as provided in
Section 3.2 of the Plan, using the early retirement reduction factor in the Crown Salaried Pension Plan, to determine the monthly annuity value of the Participant's early retirement benefit. This monthly amount is then converted to a lump sum value.

                  For purposes of Schedule A-1, the Participant's age is the age on which the monthly annuity payments are expected to start, rather than the Participant's age on the date the calculation is performed. For instance, if a Participant is age 55 and would like to determine the lump sum value of his early retirement benefit (which is payable only upon reaching age 62), the Participant's age, for purposes of Schedule A-1, is age 62, not age 55.

                  The applicable interest rate will be the then current interes rate payable on 30-year U.S. Treasury Bonds.

II.      CALCULATING THE LUMP SUM VALUE OF AN EARLY OR NORMAL RETIREMENT BENEFIT

                  Section 6.3.1 of the Plan provides that a Participant may elect to receive between 1% and 100% of the value of his early or normal retirement benefit in a lump sum. Accordingly, to determine the amount that a Participant may elect to receive in a lump sum, it is necessary to convert the Participant's monthly annuity to a lump sum amount.

                  A.       LUMP SUM VALUE OF A NORMAL RETIREMENT BENEFIT

                  Assume for purposes of this example that a Participant is age 65 and his monthly normal retirement benefit amount is $3,500. Also assume that the applicable interest rate is 6.5%.

                  As described above, the lump sum value of the Participant's annuity benefit is determined by multiplying his monthly annuity benefit
($3,500) by 12 ($42,000) and then multiplying this amount by the applicable factor from Schedule A-1. The applicable factor is determined by cross referencing the Participant's age (65) and the relevant interest rate (6.5%) on Schedule A-1, which, in this case, yields a factor of 9.5686. Therefore, the lump sum value of the Participant's normal retirement benefit is $401,881 ($42,000 x 9.5686). The Participant would receive 50% of this amount in a lump sum ($200,940) and a monthly benefit of $1,750 (i.e., the other 50% of his normal retirement benefit).

               B.       LUMP SUM VALUE OF AN EARLY RETIREMENT BENEFIT

                  Assume for purposes of this example that a Participant is age 62 and the monthly value of his normal retirement benefit is $3,500. Also assume that the applicable interest rate is 7.5%.

                  To determine the lump sum value of the Participant's early retirement benefit, his normal retirement benefit must be actuarially reduced to reflect an annuity starting date of age 62, rather than age 65. Assume that this yields a monthly early retirement benefit of $3,000. The lump sum value of this amount is determined in the same manner as described above. First, the monthly annuity benefit ($3,000) is multiplied by 12 ($36,000). This amount is then multiplied by the applicable factor derived from Schedule A-1. The applicable factor for an individual age 62 with an interest rate assumption of 7.5% is
9.5889. Therefore, the lump sum value of the Participant's early retirement benefit is $345,200 ($36,000 x 9.5889). The Participant would receive 50% of this amount in a lump sum ($172,600) and a monthly benefit of $1,500 (i.e., the other 50% of his early retirement benefit).

III.     LUMP SUM VALUE OF BENEFIT AFTER A CHANGE IN CONTROL

                  In addition to providing a partial lump sum distribution upon a Participant's normal or early retirement, Section 6.3.2 of the Plan also permits a Participant to receive a total distribution of the present value of the Participant's normal retirement benefit in the event of a termination following a Change in Control. Section 6.3.3 further provides that this amount will be "grossed up" to compensate the employee for the payment of taxes on the distribution. Therefore, the calculation of payment upon termination following a Change in Control involves two parts: (a) the calculation of the lump sum value of the Participant's normal retirement benefit, and (b) the calculation of the amount of the additional gross-up payment.

               A.      CALCULATION OF PRESENT VALUE OF NORMAL RETIREMENT BENEFIT

                  The calculation for the present value of a Participant's normal retirement benefit is similar to that described above. However, because the Plan provides that the Participant will receive a distribution of the present value of his normal retirement benefit, the Participant's age, for purposes of the calculation, will always be his normal retirement age, regardless of his age on the date the calculation is performed. The lump sum value of this benefit is then present valued using the applicable interest rate.

                  Assume  a   Participant is  age  55 and  has a  monthly normal
retirement benefit of $2,750. Also assume that the applicable interest rate is 6%.

                  To determine the lump sum value of the Participant's normal retirement benefit, his monthly benefit at normal retirement age ($2,750) is multiplied by 12 ($33,000). This amount is then multiplied by the applicable factor derived from Schedule A-1. As noted above, the Participant's age for this purpose is his normal retirement age (65) and not his current age (55). The applicable factor for an individual age 65 and an interest rate of 6% is 9.9166. Therefore, the lump sum value of the Participant's normal retirement benefit is $327,248 ($33,000 x 9.9166). However, Section 6.3.2 provides that a Participant is entitled to receive only the present value of his normal retirement benefit. Because the value determined above ($327,248) is the lump sum value of the Participant's normal retirement benefit as if he were age 65 (i.e., 10 years in the future), this amount must be present valued using the same 6% interest rate. The present value of $327,248 paid beginning 10 years in the future using a 6% interest rate assumption is approximately $176,260. Accordingly, the Participant would be entitled to a lump sum distribution of $176,260, which is the present, lump sum value of his normal retirement benefit.

                  B.       CALCULATION OF GROSS-UP PAYMENT

                  The amount of a gross-up payment is generally determined under the following formula:

         Amount of Distribution     x            Tax Rate
                                           --------------------
                                              (1 - Tax Rate)

                  The "Tax Rate" for this purpose is the Participant's marginal tax rate, taking into account all federal, state and local taxes, including income, employment and excise taxes.

                  To continue the example above, assume that the Participant is entitled to a distribution of $176,260 and his marginal tax rate is 45%. The amount of the gross-up payment to which the Participant would be entitled is equal to:

         $176,260    x       .45   =    $144,212.
                           ---------
                            1 - .45

                  Therefore, in the example the Participant would be entitled to a lump sum distribution of $176,260 and a gross-up payment of $144,212. Thus, his total distribution would equal $320,472.

                                     * * *

June 1999

                        CROWN CORK & SEAL COMPANY, INC.
                        SENIOR EXECUTIVE RETIREMENT PLAN

                                   SCHEDULE B
                                   ----------

                              GROUP A PARTICIPANTS





Name                                           Effective Date of Participation

William J. Avery                               November 10, 1991
Michael J. McKenna                             November 10, 1991
Mark W. Hartman                                November 10, 1991
Ronald R. Thoma                                November 10, 1991
Richard L. Krzyzanowski                        November 10, 1991
Alan W. Rutherford                             April 29, 1993


                                     * * *


                              GROUP B PARTICIPANTS

Name                                           Effective Date of Participation

John W. Conway                                 July 28, 1994
William H. Voss                                December 12, 1996



                                     * * *


                              GROUP C PARTICIPANTS

Name                                           Effective Date of Participation

Craig L. Calle                                 December 11, 1997
Frank J. Mechura                               December 11, 1997
Robert J. Truitt                               December 11, 1997
Clint J. Waring                                December 11, 1997
Daniel A. Abramowicz                           December 10, 1998